Exhibit 99.2

Frisco, Texas, January 25, 2017. On January 24, 2017, Goodman Networks and its subsidiaries (collectively, the “Company”) entered into a restructuring support agreement with holders of the Company’s 12.125% Senior Secured Notes due 2018 (the “Notes”) who hold more than 75% of the outstanding Notes and more than 80% of the Company’s equity holders regarding a comprehensive financial restructuring transaction that will result in a stronger balance sheet for the Company. The proposed transaction, among other things, will reduce the Company’s long term debt by approximately $212.5 million through an exchange of the Notes for a cash paydown, new 8% secured notes issued by the Company, and preferred and common equity of the Company. Significantly, the proposed transaction and related restructuring will not impact Company’s customers, employees, vendors, and other unsecured creditors and the Company will honor its obligations to such parties in the ordinary course of business with no disruptions. The restructuring will be implemented through a prepackaged chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Texas. The Company will continue to operate its business as usual in all respects and the chapter 11 filing is not expected to have an impact on the Company’s operations.

“The planned restructuring of the Company will allow us to establish a strong and sustainable capital structure and maximize value for our stakeholders,” said John Goodman, Executive Chairman and Chief Executive Officer of the Company. “Since the original founders took control of the Company in November, it has been our goal to consensually restructure the Company’s secured debt load with our noteholders in a way that ensures continuity of service for the Company’s valued customers and maintains the jobs of its workforce. We are excited to be partnering with our noteholders in the future of our business. I would especially like to thank our customers for their patience and support throughout this process.”

The Company intends to file its prepackaged chapter 11 cases in February and hopes to emerge by the end of April.

The summary of the restructuring support agreement contained in this press release is not complete, and the Company will include the full copy of the restructuring support agreement in a Form 8-K to be filed with the Securities Exchange Commission.

Kirkland & Ellis LLP serves as legal counsel to the Company, Akin Gump Strauss Hauer & Feld LLP serves as legal counsel to an ad hoc group of the Notes (the “Ad Hoc Group”), and Greenhill & Co. serves as investment bankers and financial advisors to the Ad Hoc Group.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements using words such as “anticipate,” “expect,” “believe,” “continue,” “will,” “may,” “estimate,” “assume,” “presume,” “pursue,” “outlook,” “plan,” “goal,” “milestone” and similar expressions. Such statements are subject to a number of risks, uncertainties and assumptions that may cause actual results, developments, or achievements to differ materially from those projected or implied in these statements including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to negotiate, develop, confirm, and consummate a plan of reorganization; risks associated with third party motions in the chapter 11 case, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; potential restructuring of the Company’s outstanding debt and related effects on the holders of its common stock; potential limitations on the Company’s ability to maintain contracts and other critical business relationships; risks associated with general economic and business conditions; requirements for adequate liquidity to fund its operations in the future, including obtaining sufficient financing on acceptable terms; the Company’s ability to maintain its certification as a minority business enterprise; other matters related to the potential restructuring and its indebtedness; and the risk factors and known trends and uncertainties described in the Company’s most recent periodic reports and other documents filed with the Securities and Exchange Commission.

Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Not an Offer of Securities or Solicitation of a Chapter 11 Plan

This press release does not constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the purposes of sections 1125 and 1126 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and/or provisions of the Bankruptcy Code.

About Goodman Networks Incorporated

Goodman Networks is a leading provider of field services to the satellite television industry and network infrastructure and professional services to the wireless telecommunications industry. Additional information can be found at www.goodmannetworks.com.

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